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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Franklin Bank Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FRANKLIN BANK CORP.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042
March 25, 2005
Dear Stockholder,
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Franklin Bank Corp., which will be held on May 4, 2005 at 9:00 a.m., local time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas.
      Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, it is important that your common stock be represented at the meeting. Accordingly, we ask that you please sign, date and return the enclosed proxy card in the accompanying envelope at your earliest convenience.
      On behalf of the Board of Directors and the management of Franklin Bank Corp., I extend our appreciation for your continued support.

Sincerely yours,

Lewis S. Ranieri
Chairman

FRANKLIN BANK CORP.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 4, 2005
To our stockholders:
      Notice is hereby given that the Annual Meeting of Stockholders of Franklin Bank Corp. will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas on Wednesday, May 4, 2005, beginning at 9:00 a.m. (local time), for the following purposes:

(1)	To elect three Class II directors to the Board of Directors, each to serve for a three-year term;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The Board of Directors has fixed March 11, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof, and only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and number of shares registered in the name of each stockholder, will be made available to any stockholder, for any purpose germane to the meeting, during the meeting and for ten days prior to the meeting, at the Company’s principal place of business during ordinary business hours.
      You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,

Darlene Tregre
Secretary
Houston, Texas
March 25, 2005

To ensure your shares are represented at the meeting, please complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience, whether or not you plan to attend the meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable at any time before it is voted at the meeting and will be deemed revoked by voting in person at the meeting.

i

FRANKLIN BANK CORP.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042
March 25, 2005

PROXY STATEMENT
FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 4, 2005

ABOUT THE MEETING
      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Bank Corp. for use at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, on Wednesday, May 4, 2005, beginning at 9:00 a.m. (local time), and any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice. This Proxy Statement, the Notice and the enclosed form of proxy are being sent to stockholders on March 25, 2005. References in this Proxy Statement to “we,” “us,” “our” and the “Company” are to Franklin Bank Corp., and references to “the Bank” are to our subsidiary, Franklin Bank, S.S.B.
What is the purpose of the meeting?
      At the meeting, stockholders will act upon the election of directors, the ratification of our independent auditors and any other matters that properly come before the meeting.
Who is entitled to vote at the meeting?
      Holders of common stock of record at the close of business on March 11, 2005 are entitled to notice of and to vote at the meeting. As of March 11, 2005, there were 21,895,785 shares of common stock, $.01 par value per share, issued, outstanding and entitled to vote at the meeting and any adjournment or postponement thereof.
What are the voting rights of stockholders?
      Each share of common stock is entitled to one vote on all matters that may properly come before the meeting.
Who can attend the meeting?
      Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. (local time), and seating will begin at 9:00 a.m. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
      Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Shares of common stock represented by a properly signed and returned proxy will be counted as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.
How do I vote?
      If the proxy in the enclosed form is properly executed and is received by the Company before or at the meeting, the shares represented thereby will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted FOR the proposed slate of directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.
May I revoke my proxy?
      Yes. Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted at the meeting and will be deemed revoked by voting in person at the meeting.
What are the recommendations of our Board of Directors?
      Our Board of Directors’ recommendation is set forth together with the description of each item in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	FOR the election of the nominated slate of directors; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2005.
What vote is required to approve each item?
      Approval of each of the nominees for director requires the affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote. Consequently, any shares represented by proxies that are marked “withhold” will have no impact on the election of directors. With respect to the ratification of the appointment of our independent auditors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon will be required for approval. Thus, abstentions and broker-dealer “non-votes” are both counted as votes AGAINST this item.
How will the votes be tabulated?
      Votes will be tabulated by an Inspector of Election appointed by the Company.
Where can I find the voting results of the meeting?
      The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2005.

Who pays the cost of soliciting proxies?
      The Company will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or other employees of the Company who will not be specially compensated for such solicitation. Proxies will be solicited in person or by telephone, facsimile or other electronic means. We have engaged The Bank of New York to assist us in the distribution and solicitation of proxies. We have agreed to pay a fee of $1,000 plus expenses for these services. In accordance with the regulations of the Securities and Exchange Commission and the Nasdaq National Market, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of common stock as of the record date.
How can I find more information about the Company?
      We file annual, quarterly and special reports and other information with the Securities and Exchange Commission, or Commission. You may read and copy any of these documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Copies of the material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings also are available to the public at the Commission’s web site at http://www.sec.gov. We are listed on the Nasdaq National Market. Reports and other information concerning us may be inspected at the Nasdaq’s offices at 1735 K Street, N.W., Washington, D.C. 20006. We trade under the ticker symbol “FBTX.” We will furnish without charge to each person solicited, upon written request, a copy of our annual report on Form  10-K, including financial statements and schedules but excluding exhibits. Copies of exhibits will be furnished upon payment of our expenses. You may request a copy of our filings by contacting our Investor Relations Department, c/o Franklin Bank Corp., 9800 Richmond Avenue, Suite 680, Houston, Texas 77042.
OWNERSHIP OF COMMON STOCK
      Based solely upon information furnished to us or filed with the Commission, the following table sets forth certain information about the beneficial ownership of our common stock, including the percentage of total shares outstanding, as of March 11, 2005, by:

•	each person who is known by us to beneficially own more than five percent of our common stock;

•	each of our directors and nominees for director;

•	each of our chief executive officer, our chief financial officer and our other named executive officers; and

•	all executive officers and directors as a group.
      Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. You should keep the following in mind as you read the information in the table.

•	The amount and percentage of our common stock beneficially owned by a holder are reported on the basis of the regulations of the Securities and Exchange Commission that govern the determination of beneficial ownership of securities. Under these regulations, a person or group of persons is deemed to be a “beneficial owner” of a security if that person or group has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person or group of persons is also deemed to be a beneficial owner of any securities with respect to which that person or group has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same security and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

•	The percentage of our common stock beneficially owned is based on 21,895,785 shares of our common stock outstanding as of March 11, 2005, and shares of our common stock deemed outstanding pursuant to the definition of beneficial ownership in the preceding paragraph. These shares are deemed to be outstanding when computing the percentage of ownership of each person or group of persons referred to above, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner(1)	Owned	Shares

Wasatch Advisors(2)	1,396,071	6.4
RS Investment Management Co., LLC(3)	1,481,180	6.8
Lewis S. Ranieri(4)	1,008,174	4.5
William B. Rhodes(5)	625,373	2.9
Anthony J. Nocella(6)	310,083	1.4
Jerry M. Chancellor(7)	11,986	*
Lawrence Chimerine, Ph.D.(8)	15,453	*
Daniel E. Cooper(9)	61,761	*
Michael Davitt(10)	66,211	*
Max Epperson(11)	5,000	*
David M. Golush(12)	142,322	*
James A. Howard, C.P.A.(13)	6,633	*
Alan E. Master(14)	13,431	*
Russell McCann(15)	67,891	*
Glenn E. Mealey(16)	59,294	*
Robert A. Perro(17)	136,296	*
Robert E. Rhoades(18)	26,802	*
Jan Scofield(19)	22,464	*
John B. Selman(20)	63,333	*
All executive officers and directors as a group (17 persons)(21)	2,513,307	11.1

*	Less than 1%

(1)	The address of each of our directors and officers is c/o Franklin Bank Corp., 9800 Richmond Avenue, Suite 680, Houston, Texas 77042.

(2)	The information concerning Wasatch Advisors, Inc., or Wasatch, is based solely on information contained in its Schedule 13G filed with the Commission. Wasatch is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, or Advisers Act, with its principal business address located at 150 Social Hall Avenue, Salt Lake City, Utah 84111. Wasatch has sole voting and disposition power with respect to the shares reported in the table.

(3)	The information concerning RS Investment Management Co., LLC, or RSIMC, is based solely on information contained in its Schedule 13G filed with the Commission. RSIMC is the general partner of RS Investment Management, L.P., or the Partnership. George R. Hecht is a control person of RSIMC and the Partnership. The Partnership is an investment adviser registered under the Advisers Act. RSIMC is the parent company of registered investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of the shares reported in the table. None of such clients own beneficially more than five percent of the Company’s common stock.

(4)	Includes 693,241 shares beneficially owned by Mr. Ranieri, 165,300 shares issuable upon exercise of options transferred to Mr. Ranieri by Ranieri & Co., 17,100 shares issuable upon exercise of options held by Ranieri & Co., and 129,200 shares attributable to Mr. Ranieri’s right, which expires on April 9, 2005, to repurchase certain options held by others as described in “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below. Also includes 3,333 shares issuable upon exercise of options that are exercisable within 60 days.

(5)	Includes 201,080 shares beneficially owned by Mr. Rhodes and 33,600 shares held by The T&T Master Limited Partnership, of which a company controlled by Mr. Rhodes is the general partner. Also includes 77,472 shares held by each of the Tesha Ella Insko Trust and the Megan E. Insko Trust, which are trusts established for the benefit of Mr. Rhodes’ daughter Tesha Ella Insko and granddaughter Megan E. Insko. Also includes 77,472 shares held by each of the Tina G. Ehrlich Trust, the William G. Bolling Trust and the Ashley N. Bolling Trust. A member of Mr. Rhodes’ immediate family is co-trustee of the William G. Bolling Trust and the Ashley N. Bolling Trust. Mr. Rhodes is not the trustee of any of these trusts, but holds a proxy to vote such shares pursuant to loans to these trusts. Also includes 3,333 shares issuable upon exercise of options that are exercisable within 60 days.

(6)	Includes 30,435 shares beneficially owned by Mr. Nocella and 98,648 shares held by the Anthony & Ruth Nocella Family Partnership L.P., a limited partnership controlled by Mr. Nocella. Also includes 57,000 shares issuable upon exercise of options transferred by Ranieri & Co. to the Anthony & Ruth Nocella Family Partnership and 124,000 shares issuable upon exercise of options that are exercisable within 60 days. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below.

(7)	Includes 1,311 shares issuable upon exercise of options that are exercisable within 60 days.

(8)	Includes 3,333 shares issuable upon exercise of options that are exercisable within 60 days.

(9)	Includes 40,483 shares issuable upon exercise of options that are exercisable within 60 days.
(10)	Includes 35,000 shares issuable upon exercise of options that are exercisable within 60 days.

(11)	Includes 5,000 shares issuable upon exercise of options that are exercisable within 60 days.

(12)	Includes 59,189 shares beneficially owned by Mr. Golush. Also includes 79,800 shares issuable upon exercise of options transferred by Ranieri & Co. to JRDJ Associates, LLC, a limited liability company managed by Mr. Golush. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below. Also includes 3,333 shares issuable upon exercise of options that are exercisable within 60 days.

(13)	Includes 300 shares owned by Mr. Howard’s spouse as to which he disclaims beneficial ownership. Also includes 3,333 shares issuable upon exercise of options that are exercisable within 60 days.

(14)	Includes 3,333 shares issuable upon exercise of options that are exercisable within 60 days.

(15)	Includes 40,483 shares issuable upon exercise of options that are exercisable within 60 days.

(16)	Includes 40,483 shares issuable upon exercise of options that are exercisable within 60 days.

(17)	Includes 24,663 shares beneficially owned by Mr. Perro. Also includes 108,300 shares issuable upon exercise of options transferred by Ranieri & Co. to Mr. Perro. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below. Also includes 3,333 shares issuable upon exercise of options that are exercisable within 60 days.

(18)	Includes 9,843 shares issuable upon exercise of options that are exercisable within 60 days.

(19)	Includes 13,333 shares issuable upon exercise of options that are exercisable within 60 days.

(20)	Shares are held by Austin Trust Company, Successor Trustee for John B. Selman Rollover IRA. Includes 3,333 shares issuable upon exercise of options that are exercisable within 60 days.

(21)	Includes 764,100 shares issuable upon exercise of options held by officers and directors that are exercisable within 60 days, but excludes the option repurchase rights discussed in footnote 4 above.

GOVERNANCE OF THE COMPANY
Committees of Our Board of Directors
      Our Board of Directors has established three standing governance committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A brief description of these committees is set forth below.
      Audit Committee. Our Audit Committee is appointed by our Board of Directors to assist the Board in monitoring the integrity of our financial statements, our independent auditor’s qualifications and independence, the performance of our audit function and independent auditors, and our compliance with legal and regulatory requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee.
      Pursuant to the charter of the Audit Committee, the Audit Committee consists of at least three directors who meet the independence and experience requirements of the Nasdaq (our common stock is listed on the Nasdaq National Market), and the federal securities laws. The members of our Audit Committee, Dr. Chimerine and Messrs. Master and Howard, with Mr. Howard serving as Chair, satisfy the applicable independence requirements.
      The full text of the Audit Committee’s charter was included in our proxy statement relating to our 2004 annual meeting of stockholders, and is available free of charge within the corporate governance section of our Internet website, at www.bankfranklin.com. The information contained on or connected to our Internet website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with or furnish to the Securities and Exchange Commission.
      Compensation Committee. Our Compensation Committee is appointed by our Board of Directors to review and recommend policy relating to compensation and benefits of our directors and employees, and to be responsible for determining the compensation of our Chief Executive Officer and other executive officers. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee reviews and evaluates, at least annually, its performance and that of its members, including compliance of the Compensation Committee with its charter. The Compensation Committee is also responsible for reviewing and recommending to the Board of Directors all persons to be elected as executive officers of the Company and for producing the annual report on executive compensation required to be included in our annual proxy materials under the federal securities laws.
      Pursuant to the charter of the Compensation Committee, the Compensation Committee consists of at least three directors who meet the independence requirements of the Nasdaq and applicable standards of independence prescribed for purposes of any federal securities, tax and other laws relating to the Committee’s duties and responsibilities, including Section 162(m) of the Internal Revenue Code. The members of the Compensation Committee, Dr. Chimerine and Messrs. Master and Rhodes, with Dr. Chimerine serving as Chair, satisfy the applicable independence requirements.
      The full text of the Compensation Committee’s charter was included in our proxy statement relating to our 2004 annual meeting of stockholders, and is available free of charge within the corporate governance section of our Internet website, at www.bankfranklin.com. The information contained on or connected to our Internet website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with or furnish to the Securities and Exchange Commission.
      Nominating and Corporate Governance Committee. Pursuant to the charter of the Nominating and Corporate Governance Committee, the Committee must consist of at least three directors who meet the Nasdaq independence requirements and any standards of independence as may be prescribed under the federal securities laws relating to the Committee’s duties and responsibilities. The members of our Nominating and Corporate Governance Committee, Dr. Chimerine and Messrs. Master and Rhodes, with Mr. Master serving as Chair, satisfy the applicable independence requirements. Our Nominating and Corporate Governance Committee is appointed to assist our Board of Directors in promoting the best interests of the Company and our stockholders through the implementation of sound corporate governance principles and practices. The Committee seeks to accomplish this goal by, among other things, assisting our Board of Directors in identifying individuals qualified to become Board members, recommending to our Board of Directors the director nominees for the next annual meeting of stockholders, reviewing the qualifications and independence of the members of our Board of Directors and its various committees on a regular basis, recommending to our Board of Directors corporate governance guidelines and reviewing such guidelines on a regular basis to confirm that the guidelines and the Committee’s charter remain consistent with sound corporate governance practices and with any legal, regulatory or Nasdaq requirements, and leading our Board of Directors in its annual review of Board performance.
      The Nominating and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors at an annual or special meeting if the names of such persons are submitted within the time periods and in accordance with the procedures established in our Bylaws governing nominations by stockholders to be made at such meetings. Section 2.4 of our Bylaws, which is available in the corporate governance section of our Internet website, at www.bankfranklin.com, provides a procedure by which stockholders may make director nominations at an annual or special meeting of the stockholders. These procedures are designed to provide for the orderly consideration of nominees at meetings of stockholders, and so require stockholders desiring to make such nominations to provide notice of such intention, accompanied by biographical information about the proposed nominee and information confirming the stockholder’s share ownership, to the Secretary of the Company in advance of the meeting.
      In order to recommend a candidate to the Nominating and Corporate Governance Committee for consideration as a potential nominee at an annual meeting of stockholders, the proposing stockholder must deliver notice in writing to the Secretary of the Company at its principal office not less than 90 days nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held. The Bylaws provide a similar advance notice procedure to be followed with respect to special meetings. The stockholder’s notice to the Company must be accompanied by the information required to be disclosed about the nominee in a proxy statement prepared in accordance with the federal securities laws. In addition, it must be accompanied by a notarized affidavit from the nominee to the effect that (1) the nominee is eligible for election as a director, (2) if elected the nominee will serve, and (3) the nominee understands that, as a director of the Company, the nominee will owe a fiduciary duty to the Company and its stockholders. The notice must also be accompanied by written evidence establishing that the stockholder is a stockholder of record of the Company and identifying the name, address, number of shares beneficially owned by the stockholder and certain other information specified in Section 2.4 of our Bylaws.
      Under its charter, the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying individuals qualified to become Board members. The Nominating and Corporate Governance Committee, which was established in connection with the Company’s initial public offering in December 2003, has not developed any formal process for identifying and evaluating potential nominees for director. Prior to becoming a public company, the Company utilized a flexible and informal process for such purposes, relying upon input received from current members of the Board of Directors and an assessment of the business needs of the Company. In connection with a prior acquisition, the Company agreed to include certain individuals on the Board of Directors for a limited period of time. See “Certain Relationships and Related Transactions — Agreement and Plan of Reorganization.”
      During 2004, the Committee began consideration of formalizing the process for identifying potential nominees for director, including consideration of criteria for Board membership. At the present time, the Committee expects to continue its prior approach to the process of identifying potential nominees for director, considering the needs of the Company and input from existing directors and other sources as appropriate. The Company believes that members of its advisory board may constitute a source of potential nominees.
      The Corporate Governance Guidelines provide a non-exclusive list of factors to be considered in assessing the qualifications of potential board members, including age, diversity, skills, experience and whether they would satisfy applicable definitions of independence. In addition to these guidelines, during 2004 the

Nominating and Corporate Governance Committee established the following minimum criteria to be utilized in evaluating new director candidates:

•	Directors should possess personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders and other constituencies.

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of the Company.

•	Each director should have relevant experience and expertise and be able to add value and offer advice and guidance to the Chief Executive Officer based on that experience and expertise.

•	Directors should have current knowledge and contacts in the Company’s industry and other industries relevant to the Company’s business, ability to work with others as an effective group and ability to commit adequate time as a director.

•	A substantial majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent the interests of the Company’s shareholders and other constituencies.

•	Each director should have the ability to exercise sound business judgment.

•	Directors should be selected so that the Board of Directors is a diverse body reflecting gender, ethnic background, professional experience, current responsibilities, and community involvement.
      These factors would be considered in evaluating any nominee recommended by a stockholder. In addition, the Nominating and Corporate Governance Committee believes that the ability to work constructively in a collaborative environment is a quality necessary for the effective functioning of a director. The Nominating and Corporate Governance Committee may choose not to consider or nominate a candidate proposed by a stockholder if no vacancy exists on the Board of Directors and the Committee does not perceive a need to increase the size of the Board.
      The full text of the Nominating and Corporate Governance Committee’s charter and the related Corporate Governance Guidelines were included in our proxy statement relating to our 2004 annual meeting of stockholders, and are available free of charge within the corporate governance section of our Internet website, at www.bankfranklin.com. The information contained on or connected to our Internet website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with or furnish to the Securities and Exchange Commission.
Independence
      Dr. Chimerine and Messrs. Howard, Master, Rhodes and Selman, constituting a majority of the members of our Board of Directors, satisfy the Nasdaq requirements for independence.
Communications with Board of Directors
      Stockholders who wish to communicate with the Board of Directors may submit their communications in writing, addressed to the Board of Directors or a particular member of the Board, c/o Corporate Secretary, Franklin Bank Corp., 9800 Richmond Avenue, Suite 680, Houston, Texas 77042. Communications submitted by stockholders will be reviewed by the Company to ensure they relate to the business of the Company. Communications determined not to relate to the business of the Company, or which are frivolous, offensive or otherwise inappropriate for consideration by the Board of Directors, will not be forwarded to the Board of Directors.
      The procedure to be followed in communicating with the Company’s Board of Directors has been included in the corporate governance section of the Company’s Internet website, at www.bankfranklin.com. The Company is continuing to evaluate the efficacy of this procedure, and may modify it if circumstances require. Any modifications to the procedure will be posted promptly in the corporate governance section of the Company’s Internet website.
Attendance at Meetings
      During 2004, the Board of Directors met seven times, and there were 26 governance committee meetings (15 for the Audit Committee, six for the Compensation Committee, and five for the Nominating and Corporate Governance Committee). Each director attended all of the meetings of the Board of Directors and all meetings of the committees on which he served. Although we have no formal policy with respect to our directors’ attendance at annual meetings of stockholders, we encourage them to attend, and each director serving at the time of our 2004 annual meeting of stockholders attended such meeting.
Report of the Audit Committee
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.
      The charter of the Audit Committee specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the financial statements of the Company;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s audit function and independent auditors; and

•	the compliance by the Company with legal and regulatory requirements.
      The Audit Committee met 15 times during 2004.
      As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent auditors the audited financial statements prior to their issuance. These reviews included discussion with Deloitte & Touche LLP, the independent auditors, of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of the written disclosures and letter from Deloitte & Touche LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
      Taking all of these reviews and discussions into account, the Audit Committee on March 9, 2005 recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

James A. Howard, Chair
Lawrence Chimerine, Ph.D.
Alan E. Master
March 9, 2005

EXECUTIVE COMPENSATION
      The following table sets forth information concerning total compensation received for services rendered to us during the past three fiscal years by our Chief Executive Officer and our four other most highly compensated executive officers.
Summary Compensation Table

	Annual Compensation			Long-Term Compensation

		Salary/		Restricted	Securities
		Consulting		Stock	Underlying
		Fee	Bonus	Award(s)(3)	Options/SARs	All Other
Name and Principal Position	Year	($)	($)	($)	(#)	Compensation(4)

Anthony J. Nocella(1)	2004	$300,000	$100,000	$—	42,000	$5,900
President & Chief	2003	254,000	158,707	441,293	30,000	—
Executive Officer	2002	145,000	—	—	110,000	6,000
Russell McCann(2)	2004	179,000	50,000	—	15,000	4,500
Executive Vice	2003	127,000	59,511	165,489	20,000	—
President & Chief	2002	106,900	—	—	35,483	—
Financial Officer
Glenn Mealey(2)	2004	175,000	50,000	—	15,000	4,900
Executive Vice	2003	150,000	59,511	165,489	17,500	—
President & Managing	2002	106,900	—	—	35,483	3,000
Director — Administration
Daniel E. Cooper(2)	2004	173,000	45,000	—	15,000	2,900
Executive Vice	2003	150,000	59,511	165,489	17,500	—
President & Managing	2002	106,900	—	—	35,483	1,750
Director — Mortgage Lending
Michael Davitt	2004	173,000	45,000	—	15,000	—
Executive Vice	2003	127,000	59,511	165,489	22,500	—
President & Managing	2002	62,500	—	—	—	3,000
Director — Commercial Lending

(1)	Annual Compensation for 2002 represents the salary paid to Mr. Nocella from his hire date on April 10, 2002.

(2)	Annual Compensation for 2002 represents the salary paid to Messrs. McCann, Mealey and Cooper from their hire date on April 10, 2002, plus consulting fees we paid to them from January 1, 2002 through April 9, 2002.

(3)	As of December 31, 2004, Mr. Nocella held 30,435 shares of common stock and each of Messrs. McCann, Mealey, Cooper and Davitt held 11,413 shares of common stock under their old employment agreements. The fair market value of these shares at December 31, 2004 was $555,439 for Mr. Nocella and $208,287 for each of Messrs. McCann, Mealey, Cooper and Davitt. The common stock and the rights associated with such ownership, including the payment of dividends, are fully vested, but the stock is restricted as to transfers until April 1, 2005.

(4)	Represents amounts contributed to each executive’s account in our 401(k) Plan in 2004 and our Simple IRA Plan in 2002. No contributions were made during 2003.

Option Grants in Last Fiscal Year
      The following table contains information concerning individual grants of stock options made during the last completed fiscal year to the executive officers named under “Executive Compensation.”

					Potential Realizable
					Value at Assumed
	Number of	Percent of Total			Annual Rates of Stock
	Securities	Options/SARS			Price Appreciation For
	Underlying	Granted to			Option Term
	Options/SARs	Employees in	Per Share	Expiration
Name	Granted(1)	2004	Exercise Price	Date	5%	10%

Anthony J. Nocella	42,000	13.99%	$16.57	4/29/2014	$437,673	$1,109,149
Daniel E. Cooper	15,000	5.00	16.57	4/29/2014	156,312	396,125
Glenn Mealey	15,000	5.00	16.57	4/29/2014	156,312	396,125
Michael Davitt	15,000	5.00	16.57	4/29/2014	156,312	396,125
Russell McCann	15,000	5.00	16.57	4/29/2014	156,312	396,125

(1)	The options vest in three equal annual installments beginning on April 30, 2005, and are fully vested in the event of a change in control of the Company.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table contains information concerning the exercise of stock options (exercised and unexercised) during the last completed fiscal year by the executive officers named under “Executive Compensation,” as well as information concerning the number and value of unexercised options.

			No. of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	No. of Shares		December 31, 2004		December 31, 2004
	Acquired on	Value Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony J. Nocella	—	—	—	182,000	—	$1,165,560
Daniel E. Cooper	—	—	—	67,983	—	427,310
Glenn Mealey	—	—	—	67,983	—	427,310
Michael Davitt	—	—	—	67,500	—	413,325
Russell McCann	—	—	—	70,483	—	442,935
Equity Compensation Plan Information
      Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2004, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below.

	Number of Shares to
	be Issued Upon	Weighted Average	Number of Shares
	Exercise of	Exercise Price of	Available For
Plan Category	Outstanding Awards	Outstanding Awards	Future Grants

Plans approved by stockholders	911,535	$13.25	619,780
Plans not approved by stockholders(1)	570,000	10.00	—

Total	1,481,535	$12.10	619,780

(1)	The option with respect to these shares was issued in 2002, prior to the Company’s initial public offering, when stockholder approval was not required. For additional information regarding this option, see “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below.

Compensation of Directors
      Currently, each Bank director who is not an employee of the Bank receives an annual retainer of $15,000 for service on the Bank’s Board of Directors and a fee of $1,000 for each Board meeting of the Bank that he attends. If a meeting of our Board of Directors is held on a day on which no meeting of the Bank’s Board of Directors occurs, each director who is not an employee of the Bank receives a fee of $1,000 for attending such meeting. The chair of the Bank’s Audit Committee receives an additional annual retainer of $15,000, and the chairs of each of the Company’s Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual retainer of $10,000. Each member of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees receives a fee of $500 for each committee meeting he attends. If a meeting of our Audit Committee is held on a day on which no meeting of the Bank’s Audit Committee occurs, each Audit Committee member who is not an employee of the Bank receives a fee of $500 for attending such meeting. In addition, each member of the credit committee of the Bank’s Board who is not an employee of the Bank receives a fee of $500 for each credit committee meeting that he attends.
      We have established a long-term incentive plan in which non-employee directors of the Company and the Bank are eligible to participate. Each of our non-employee directors received a grant of options to purchase 10,000 shares of common stock in 2004. These options vest ratably over the three-year period after the grant.
Employment Agreements
      We have entered into letter agreements regarding the employment of Messrs. Nocella, Cooper, Mealey, Davitt and McCann. These letters establish certain terms of employment, but do not provide for continued employment for any period of time. In addition to the compensation summarized in “Executive Compensation — Summary Compensation Table” above, these agreements provide for severance payments of six months’ pay upon termination without “cause.”
Change of Control Agreements
      We have entered into change of control employment agreements with Messrs. Nocella, Cooper, Mealey, Davitt and McCann. The change of control employment agreements have three-year terms, which will extend for one year upon each anniversary unless we give notice not to extend. If a “change of control” occurs during the term of an agreement, then the agreements will become operative for a fixed three-year period and supersede any non-change of control employment agreements that the executive officers may enter into.
      The agreements provide generally that the executive officers’ terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change of control. If we terminate the executive officers’ employment (other than for cause, death or disability), if the executive officer resigns for “good reason” during such three-year period or if the executive officer resigns for any reason during the 30-day period commencing on the first anniversary of the change of control (or upon certain terminations in connection with or in anticipation of a change of control), the executive officer will be generally entitled to receive in a lump sum within 30 days of the date of termination:

•	the executive officer’s base salary through the date of termination and any bonuses that have been determined, but not paid;

•	any reimbursable business expenses that have not been reimbursed;

•	a pro rata bonus through the date of termination based on the higher of (1) the executive officers’ most recent annual bonus or (2) the highest bonus paid to the executive officer during the three years prior to the change of control;

•	an amount equal to the “multiple” (as described below) times the executive officer’s annual base salary and the higher of (1) the executive officer’s most recent annual bonus or (2) the highest bonus paid to the executive officer during the three years prior to the change of control; and

•	a lump-sum payment equal to the benefits that would have accrued to the executive officer under our qualified and non-qualified defined benefit pension plans if the executive officer had remained our employee for a number of years equal to the “multiple.”
      In addition, the executive officer will be entitled to continued welfare benefits and perquisites for a number of years equal to the “multiple,” and outplacement services. For purposes of the agreements, the “multiple” is three in the case of Mr. Nocella and two in the case of each of the other named executive officers.
      Under the terms of the change of control employment agreements, we will be responsible for paying all legal fees and expenses reasonably incurred by an executive officer in any dispute concerning the interpretation or enforcement of the agreement plus interest.
      In addition, in the event that any of the executive officers become subject to an excise tax under Section 4999 of the Internal Revenue Code, the agreements generally will provide for an additional payment to the executive officer so that the executive officer will be placed in the same after-tax position as if no such excise tax had been imposed.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any public entity that has one or more executive officers who serve on our Board or Compensation Committee. None of the members of our Compensation Committee has been an employee of the Company or any of its subsidiaries. See “Certain Relationships and Related Transactions — Agreement and Plan of Reorganization” for a discussion of the circumstances related to the election of Mr. Rhodes to the Board of Directors.
COMPENSATION COMMITTEE REPORT
      The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and sets the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee considers appropriate factors, such as the Company’s performance and relative stockholder return, the value of similar incentive grants or awards to chief executive officers at comparable companies, and the grants or awards given to the Chief Executive Officer in past years.
      The Committee also annually reviews and approves the compensation of the Company’s other executive officers, taking into account peer group practices and other appropriate factors, such as corporate and individual performance and historical compensation practices for such officers. The Committee also provides general oversight of the Company’s compensation and benefits plans, policies and programs that pertain to employees other than executive officers.
      The Compensation Committee met six times during 2004.
      Compensation for Franklin Bank Corp.’s Chief Executive Officer, Mr. Nocella, was determined based on the same criteria as the compensation for other executive officers. His base salary and target bonus for 2004 were approved by the Compensation Committee in December 2003, with the amount of his annual option grant determined in April 2004. The amount of Mr. Nocella’s bonus award for 2004 was determined in February 2005, based on a review of the Company’s financial performance for 2004 and an assessment of Mr. Nocella’s success in satisfying the qualitative factors established for him for 2004. Based on this review and assessment, the Committee determined that Mr. Nocella satisfied the quantitative and qualitative objectives established for him for 2004.

      In evaluating Mr. Nocella’s 2004 performance, the Compensation Committee used both quantitative and qualitative criteria. For 2004, quantitative factors included net income of $23.1 million for 2004 as compared to $3.2 million for 2003; capital strength, as evidenced by the continued qualification of Franklin Bank, S.S.B. as “well capitalized”; growth in assets to $3.4 billion from $2.3 billion at the end of 2003; and the continuation of strong asset quality. Qualitative factors included the assessment of Mr. Nocella’s performance in managing the Company’s growth during 2004. The Committee determined that Mr. Nocella managed the Company’s growth during 2004 in an exceptional way, laying the groundwork for continued growth in the future. For these reasons, the Committee approved a bonus for Mr. Nocella for 2004 that exceeded the target for his bonus for that year. Mr. Nocella did not participate in the committee’s consideration or approval of his compensation for 2004.

Members of the Compensation Committee

Lawrence Chimerine, Ph.D., Chair
Alan E. Master
William B. Rhodes
March 16, 2005

STOCK PERFORMANCE GRAPH
      The graph below compares the cumulative total return to holders of our common stock for the period from December 18, 2003, when trading in our common stock commenced on The Nasdaq Stock Market’s National Market, through December 31, 2004, against the cumulative total return of

•	the Russell 3000 Index,

•	the Banks Index, and

•	The Nasdaq Stock Market Composite Index.
Comparison of Cumulative Total Return
Assumes Initial Investment of $100
Through December 2004
Notes:

(1)	Assumes $100 invested on December 18, 2003 in our common stock, at a price of $17.80 per share, the closing price on the first day of trading in our common stock. The Russell 3000 Index is an index of the largest 3,000 companies incorporated in the United States and its territories. The Bank Index is a market weighted index prepared by the Professional Services Division of Zack’s Investment Research, Inc. The Nasdaq Composite Index prepared by The Nasdaq Stock Market, Inc. is a market weighted index covering all common stock (approximately 5,000 issues) listed on Nasdaq.

(2)	Stockholder returns over the indicated period shown in the graph above should not be considered indicative of future stockholder returns.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Ranieri & Co., Inc. We are a party to a three-year, nonexclusive consulting agreement with Ranieri & Co., Inc., or Ranieri & Co., a company controlled by Mr. Ranieri, dated November 4, 2002, pursuant to which Ranieri & Co. provides, among other services, strategic planning advice and guidance, asset and liability management advice, and other strategic advice. In exchange for such services, Ranieri & Co. receives a fee of $500,000 per year, payable ratably on a monthly basis. Ranieri & Co. also was originally granted a ten-year, irrevocable option to purchase an aggregate of 570,000 shares of our common stock exercisable at $10.00 per share, which became exercisable in full as a result of the completion of our initial public offering. We granted this option to Ranieri & Co. under a stock option agreement, dated as of November 4, 2002, in partial consideration for the services to be provided by Ranieri & Co. to us under the consulting agreement.
      The stock option agreement provides that the option may be exercised in whole or in part at any time during the ten-year period beginning on the date of the agreement, by sending us a written notice to that effect. Any purchase of shares under the option is subject to compliance with the applicable regulations of the Securities and Exchange Commission, the Texas Savings and Loan Department, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation and the receipt of any applicable regulatory approvals. The type and number of shares or securities subject to the option, and the exercise price, are subject to adjustment in the event of any change in our common stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction. The stock option agreement provides that the option may not be sold, transferred, pledged or hypothecated unless we have been supplied with evidence reasonably satisfactory to us that such disposition is not in violation of the Securities Act of 1933. In addition, the option and the right to purchase the underlying shares may be transferred only to one or more persons, each of whom on the date of transfer is an employee, officer, director, member, partner, stockholder or other equity interest holder of the option holder or its “affiliates” (defined to mean any person or entity who controls, is controlled by, or is under common control with, the holder). Upon any such transfer, the transferee will be entitled to all of the benefits, and subject to all of the limitations, of Ranieri & Co., as the original holder of the option, and will be treated for all purposes as such original holder.
      On June 10, 2003, Ranieri & Co. transferred 552,900 of its options to certain equity holders and employees of Ranieri & Co. and Hyperion BK2 Ventures L.P., or Hyperion Ventures, which was controlled by Mr. Ranieri, and certain of our directors and officers, at a price of $1.52 per option share. See “Ownership of Common Stock” above. Mr. Ranieri has the right to purchase from these transferees at the same price up to two-thirds of the total options transferred by Ranieri & Co. (other than those held by Mr. Ranieri) or any shares issued pursuant to such options, if such repurchase right is exercised on or prior to April 9, 2004, and thereafter and prior to April 9, 2005 up to one-third of the total options transferred (other than those held by Mr. Ranieri) or any shares issued pursuant to such options. Following these transfers by Ranieri & Co., we entered into new option agreements with each of the transferees of the options with substantially the same terms as the Ranieri & Co. stock option agreement.
      The consulting agreement, as amended by letter agreement dated December 15, 2003, requires that Ranieri & Co. perform its services in conformity with the highest business, trade and professional standards and utilizing the degree of skill, care and supervision necessary to ensure that services are performed in a timely fashion and in accordance with the professional standards customary in the industry. We may terminate the agreement at any time if we determine that the services provided by Ranieri & Co. do not satisfy the performance standards contained in the agreement. Upon termination by us, Ranieri & Co. will forfeit its right to all fees, except to the extent the fees have been previously paid (or accrued and not paid). If a change of control occurs, as defined in the agreement, the consulting agreement will be cancelled and we will be obligated to pay to Ranieri & Co. all cash fees and expenses due through the date of the change of control. The December 15, 2003 letter agreement also amended the stock option agreement to provide that the termination of the consulting agreement will not result in the forfeiture of any portion of the option.
      Agreement and Plan of Reorganization. We acquired the Bank on April 9, 2002 pursuant to the terms of the Agreement and Plan of Reorganization, dated as of October 3, 2001, as amended, by and among

Franklin Bank Corp. (formerly BK2 Inc.), BK2 Bank, S.S.B., and the Bank. In this reorganization agreement we have agreed for a limited period of time to certain restrictions on our activities, which are discussed below.
      The reorganization agreement requires, for a three-year period after the closing of the acquisition, that we include in our recommended slate of nominees for election to our Board of Directors two persons who were serving as directors of the Bank at the time the acquisition was completed. Messrs. Rhodes and Selman were elected and serve on our Board of Directors pursuant to that requirement.
      Directors and Officers. Mr. Perro is the Chief Financial Officer and a Managing Director and Vice President of Ranieri & Co. Kristina Dillon, our Vice President — Administration, is the daughter of Mr. Nocella.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission. Based on our records and other information, we believe that all Section 16(a) Securities and Exchange Commission filing requirements applicable to our directors and executive officers for fiscal 2004 were timely met, except that Mr. Master, one of our directors, was late in filing one Form 4 relating to one transaction.
ITEM 1 — ELECTION OF CLASS II DIRECTORS
Directors to be Elected at the Meeting
      Our Certificate of Incorporation and Bylaws provide that our Board of Directors be divided into three classes, each serving for staggered three-year terms. Class II directors will be elected at the 2005 annual meeting. Our Board’s nominees for Class II directorships are David M. Golush, Alan E. Master and William B. Rhodes. The principal occupation and other information regarding the nominees for election at the 2005 annual meeting are set forth below. Information about the share ownership of the nominees can be found in “Ownership of Common Stock” above.
      David M. Golush, 60, a director of the Company since April 2002, has been a private investor since February 2001. He was formerly associated with Ranieri & Co. from 1987 through 2000. Mr. Golush was a director of Bank United Corp. from its formation in 1988 until its merger with Washington Mutual, Inc. in February 2001. Prior to joining Ranieri & Co., Mr. Golush was employed by Salomon Brothers from 1972 to 1987 and was Vice President from 1975. From 1984 to 1987, he was Chief Administrative Officer of Salomon Brothers’ Mortgage and Real Estate Department. Prior to joining Salomon Brothers he held various positions in public accounting and private industry. Mr. Golush has been licensed as a certified public accountant in the State of New York since 1972. Mr. Golush received a B.B.A. from the University of Cincinnati. He is Treasurer of the New York Police & Fire Widows’ and Children’s Benefit Fund, Inc., a member of the boards of the Jewish Federation of Central New Jersey, the New Jersey Common Cause, the Center for Civic Responsibility and Security Guaranty Holdings, Inc.
      Alan E. Master, 65, a director of the Company since April 2002, is a financial consultant, corporate director and a private investor. He began his career with Chemical Bank in 1961 as a commercial lending officer, became a regional Office Head and later served as President or senior executive in banks in Miami, Florida. In 1973, he joined Barnett Banks of Florida, Inc. as President and CEO of a major subsidiary and subsequently led the merger of five subsidiaries of Barnett. Other career positions have included President, CEO, Vice Chairman and Chief Financial Officer of United Americas Bank of New York, 1977 to 1979; Executive Vice President and Director of The Merchants Bank of New York, 1979 to 1983; President and CEO, Ensign Bank FSB, New York City, 1983 to 1990; director of Bank United Corp., Houston, Texas, 1995 to 2001; President and CEO, The Master Group, specializing in financial services consulting, 1991 to present. Assignments from 1996 to 2001 included Director of Private Banking  — USA, Bank Hapoalim, New York City and the Private Clients Group of UBS Paine Webber, Inc., New York City. Mr. Master is a former

Advisory Director of Beyond Guide, Inc., was a member of the Board of Trustees of the Hyperion Government Mortgage Trust II and is a former member of the Advisory Boards of Hyperion Partners, Hyperion Partners II and the Johnson Graduate School of Management, Cornell University. Mr. Master received a B.A. from Cornell University and completed all course work in finance and accounting in the M.B.A. program at the New York University Graduate School of Business Administration.
      William B. Rhodes, 66, has served as a director of the Company since April 2002. For more than the past five years, Mr. Rhodes has been the President and owner of Preferred Stampings of Texas Inc., a company located in Round Rock, Texas, engaged in the business of manufacturing components for the hi-tech industry. Mr. Rhodes has been a board member of the Bank since 1998 and prior to joining the board of the Bank was a director of Horizon Bancorp., Inc., in Austin, Texas. The agreement pursuant to which we acquired the Bank requires, for a three-year period after the closing of the acquisition, that we include in our recommended slate of nominees for election to our Board of Directors two persons who were serving as directors of the Bank at the time the acquisition was completed. Mr. Rhodes was initially elected to the Board of Directors pursuant to that requirement.
The Board recommends a vote FOR each of the nominees.
Directors Whose Terms Extend Beyond the Meeting
      The principal occupation and other information regarding the directors whose terms of office will continue after the meeting are set forth below. Information about the share ownership of the directors whose terms extend beyond the meeting can be found in “Ownership of Common Stock” above.
Class III Directors — Terms Expiring in 2006
      Lewis S. Ranieri, 58, is our Chairman and has been a director since we were founded in 2001. He is the prime originator and a founder of the private investment limited partnerships of Hyperion Partners L.P. and Hyperion Partners II L.P. (“Hyperion”), and chairman and/or director of various other non-operating entities owned directly and indirectly by Hyperion. Mr. Ranieri also serves as Chairman, Chief Executive Officer and President of Ranieri & Co., Inc., a private investment advisor and management corporation, and is Chairman and a member of the Board of Directors of Hyperion Capital Management, Inc., a registered investment advisor. He is also Chairman of American Financial Realty Trust, a publicly traded REIT, Capital Lease Funding, Inc., a publicly traded REIT, Computer Associates International, Inc., a publicly traded corporation, and Five Mile Capital Partners LLC, a sponsor and manager of private investment funds. In addition, Mr. Ranieri serves on the Board of Directors of Reckson Associates Realty Corp., a publicly traded REIT.
      Prior to forming Hyperion, Mr. Ranieri had been Vice Chairman of Salomon Brothers, Inc. (“Salomon”). He is generally considered to be the “father” of the securitized mortgage market. Mr. Ranieri helped develop the capital markets as a source of funds for housing and commercial real estate, established Salomon’s leadership position in the mortgage-backed securities area, and also led the effort to obtain federal legislation to support and build the market. At Salomon, Mr. Ranieri had responsibility for the firm’s activities in the mortgage, real estate and government-guaranteed areas.
      Regarded as an expert and innovator in both the mortgage and capital markets, Mr. Ranieri has served on the National Association of Home Builders Mortgage Roundtable continuously since 1989. In recognition of his dedication and lifelong achievements in the housing industry, Mr. Ranieri was inducted into the National Housing Hall of Fame. He is also a recent recipient of the lifetime achievement award given by the Fixed Income Analysts Society, Inc., and was subsequently inducted into its Hall of Fame for outstanding practitioners in the advancement of the analysis of fixed-income securities and portfolios.
      Mr. Ranieri acts as a trustee or director of Environmental Defense and The Metropolitan Opera Association, and is Chairman of the Board of the American Ballet Theatre.
      Robert A. Perro, 52, a certified public accountant, has been a director of the Company since April 2002. He has been a Managing Director, Vice President and Chief Financial Officer at Ranieri & Co., Inc. since 1993. He also has been a Vice President of the controlling entity for Hyperion Partners II L.P. since its inception in 1995. In addition, he is a director of Merrick Bank Corporation and an officer and/or director of various holding companies owned by Hyperion. Merrick Bank is a Utah Industrial Bank specializing in the issuance of credit cards to the non-prime and unbanked sector. He is also an officer of Five Mile Capital Partners LLC, a sponsor and manager of private investment funds. Prior to joining Ranieri & Co., Mr. Perro was a partner in a public accounting firm and then head of his own accounting firm. Mr. Perro holds a B.B.A. from Bernard Baruch College of the City University of New York and an M.S. in Taxation from C.W. Post College of Long Island University.
      John B. Selman, 73, a director of the Company since April 2002, is an attorney with over 30 years of experience in banking. He was the Chairman of the Bank prior to our acquisition of it in 2002 and served as Chairman of the Board of Highland Lakes Bank and Lost Pines National Bank from 1981 to 1987. Mr. Selman is presently Chairman of the Board of Grand Mountain Bank, FSB, in Granby, Colorado. Mr. Selman has also been a director of several other central Texas financial institutions. Mr. Selman has been of counsel to Selman, Munson & Lerner P.C., a law firm in Austin, Texas, which concentrates in business transactions and regulatory bank law, since 1986, and from 1989 to 2000 was of counsel to Silver, Freedman & Taff, L.L.P., a Washington, D.C., law firm which specializes in representing financial institutions. Mr. Selman is a graduate of the University of Texas at Austin with a business and law degree. He is a director of the Midwest Savings Conference and President of the Church Food Pantry in Austin. An active Catholic layman, Mr. Selman has been honored by the Catholic Church as a Knight of the Holy Sepulcher. The agreement pursuant to which we acquired the Bank requires, for a three-year period after the closing of the acquisition, that we include in our recommended slate of nominees for election to our Board of Directors two persons who were serving as directors of the Bank at the time the acquisition was completed. Mr. Selman was initially elected to the Board of Directors pursuant to that requirement.
Class I Directors — Terms Expiring in 2007
      Lawrence Chimerine, Ph.D., 64, a director of the Company since April 2002, has served as President of his own economic consulting firm, Radnor International Consulting, Inc., since 1990. From 1993 to 2000, he was also the Managing Director and Chief Economist of the Economic Strategy Institute in Washington, D.C. From 1979 to 1987, Dr. Chimerine served as Chairman and CEO of Chase Econometrics and from 1987 to 1990 served as Chairman and CEO of the WEFA Group, both of which provide economic consulting services. He was the Manager of Economic Research for the IBM Corporation from 1965 to 1979, as well as the Senior Economic Advisor at Data Resources, a subsidiary of McGraw-Hill, Inc. from 1991 to 1994. He has served, and is currently serving, as a director of Sanchez Computer Associates, Inc. and on the boards or advisory boards of several private corporations. Dr. Chimerine has served on several governmental advisory committees and has testified before major U.S. Congressional Committees. He has made numerous economic presentations to businesses and organizations throughout the United States and internationally and has made several guest appearances on various financial and business news telecasts. Dr. Chimerine received a B.S. in Mathematics from Brooklyn College and a Ph.D. in Economics from Brown University.
      James A. Howard, C.P.A., 75, a director since March 2004, has for more than the past 19 years served as a Certified Public Accountant, a Certified Insurance Receiver, a Special Deputy Receiver for the Texas Department of Insurance, a Federal bankruptcy trustee and a consultant to businesses. Mr. Howard was a partner in the international accounting firm Touche Ross & Co. (the predecessor of Deloitte & Touche LLP) from 1969 to September 1985. While a partner there he accumulated 16 years audit and general services experience for financial institutions, including commercial banks, savings and loan companies and life insurance companies. He served for eight years as a member of the firm’s financial institutions industry committee. Upon his retirement from the accounting firm, he became a self-employed business consultant providing business planning, personal financial planning and management advisory services to financial institutions, among other entities. He also has served by court appointment as Federal bankruptcy trustee for a number of businesses, supervising the sale of assets by the bankrupt estate. From July 1988 to February 1998 he served as liquidating trustee of Nash Phillips/ Copus, Inc., one of the largest residential homebuilders in the United States. From February 1991 through February 2004, he served by appointment of the Texas Department of Insurance as Special Deputy Receiver and since July 17, 2002 has served by court appointment as receiver for Tesher Corp. Mr. Howard is a Certified Public Accountant, a Certified Insurance Receiver, a charter member of the International Association of Insurance Receivers, a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants and a past member of the Board of Directors of the American Diabetes Association.
      Anthony J. Nocella, 63, a director of the Company since April 2002, has served as our President since April 2002 and our Chief Executive Officer since July 2002. He has served as the Chairman, Chief Executive Officer and President of the Bank since April 2002. Mr. Nocella was co-founder, Vice Chairman and Director of Bank United Corp. and was Chief Financial Officer of Bank United Corp. from its inception in 1988 until its merger with Washington Mutual in February 2001. He founded and managed commercial banking, financial markets (mortgage banking and capital markets) and was Chairman of the brokerage division of that bank. Mr. Nocella directed the issuance of the first commercial mortgage-backed bonds (REMIC), and the first single-family residential REMIC issued by Salomon Brothers and FNMA, and brought three companies public, Bank United Corp. (1996), PSFS (1983) and Humana, Inc., formerly American Medicorp, Inc. (1970). From 1988 to 1990, Mr. Nocella provided consulting services to Bank United Corp., as well as other financial institutions as President of Nocella Management Company, a firm that specialized in asset and liability management consulting for financial institutions. From 1981 to 1987, Mr. Nocella served as Executive Vice President and Chief Financial Officer of Meritor Financial Group, as well as President and founder of its commercial banking/financial markets arm, Meritor Financial Markets. During his 13 years at Meritor (1974 to 1987), he also served as President of PSFS Management Company, the holding company of The Philadelphia Saving Fund Society, the nation’s largest savings institution at the time. Mr. Nocella’s other positions have included Controller and Director of Financial Services for American Medicorp, Inc., Senior Managing Auditor and Consultant for KPMG Peat Marwick and adjunct professor of finance at St. Joseph’s University and Drexel University. Mr. Nocella, a Certified Public Accountant, received an undergraduate degree in accounting from LaSalle University and an M.B.A. in computer science and finance from Temple University. He also completed the Graduate Banking Financial Management Program of the Wharton School at the University of Pennsylvania. Mr. Nocella is a delegate and member of the Basel II Committee of the America’s Community Bankers, Past Chairman and a director of the Texas Savings and Community Bankers Association, and delegate and Past President and Key Member of the Financial Executives Institute. Mr. Nocella also serves on the National Association of Home Builders Mortgage Roundtable.
ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee of the Board has appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in 2004 are described under “Fees to Independent Auditors for 2004 and 2003” below. Additional information regarding the Audit Committee is provided in “Governance of the Company — Report of the Audit Committee” above.
      Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
The Board recommends a vote FOR ratification of the appointment of
Deloitte & Touche LLP as the Company’s independent auditors for 2005.
      In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Fees to Independent Auditors for 2004 and 2003
      The following table presents fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for 2004 and 2003 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for 2004 and 2003.

	2004	2003

	(In thousands)
Audit fees	$217	$195
Audit-related fees(1)	450	120
Tax fees	-0-	-0-
All other fees(2)	50	-0-

Total	$717	$315

(1)	Audit-related fees for 2004 included advisory services relating to the Sarbanes-Oxley Act of 2002. Audit related fees for 2003 included fees for assistance in connection with our initial public offering.

(2)	All other fees for 2004 consisted of fees for consulting services.
      All services performed for the Company by the independent auditor must be pre-approved by the Audit Committee in accordance with the Audit Committee Charter. In determining whether to approve services to be performed by the independent auditor, the Audit Committee considers the independent auditor’s knowledge of the Company, the services to be performed and whether another company can provide similar services to the Company at comparable cost.
      All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS
      In order for proposals submitted by stockholders to be included in the Company’s proxy statement and proxy relating to the Company’s annual meeting of stockholders for 2006, such proposals must be received by the Company at its principal executive office no later than December 6, 2005. In order for proposals submitted by stockholders (including proposals relating to any nomination for directors) to otherwise be brought before the Company’s annual meeting of stockholders for 2006, such proposals must be received by the Secretary of the Company at our principal executive offices, in the form required in the Company’s Bylaws, no earlier than November 6, 2005 and no later than February 4, 2006. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.
      You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,

Darlene Tregre
Secretary

PROXY

FRANKLIN BANK CORP.
9800 Richmond Avenue, Suite 680
Houston Texas 77042

This Proxy Is Solicited on Behalf of the Board of Directors
for use at the Annual Meeting of Stockholders on Wednesday, May 4, 2005

The undersigned stockholder of Franklin Bank Corp. (the “Company”) hereby makes, constitutes and appoints Anthony J. Nocella and Russell McCann, and each of them, as attorneys, agents and proxies with full power of substitution to vote, as designated on the reverse, all of the shares of common stock of the Company held of record by the undersigned as of March 11, 2005 which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (local time) at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, and at any adjournment or postponement thereof (the “Annual Meeting”), with respect to the proposals described in the Proxy Statement and the Notice of Annual Meeting of Stockholders both dated March 25, 2005, timely receipt of which is acknowledged.

(Continued and to be signed on the reverse side)

FRANKLIN BANK CORP. P.O. BOX 11102 NEW YORK, N.Y. 10203-0102

▼DETACH PROXY CARD HERE▼

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	☒
Votes must be indicated (x) in blue or black ink

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND OTHERWISE IN THE DISCRETION OF THE PROXIES.

1.	ELECTION OF CLASS II DIRECTORS to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

FOR all nominees listed below (except as listed to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	EXCEPTIONS*	☐

Nominees: David M. Golush, Alan E. Master and William B. Rhodes.

(Instructions: To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS*” box above and write that nominee’s name on the following blank line below.)

Exceptions*

		FOR	AGAINST	ABSTAIN

2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company’s independent auditors for 2005.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

	Yes	No
I plan to attend the Annual Meeting.	☐	☐

To change your address, please mark this box, and insert your new address below.	☐

Please date and sign below exactly as your name appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here